UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2015

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Directors
On March 11, 2015, Scott M. Rocklage, Ph.D., and Camille D. Samuels submitted their resignations as independent directors of the Board of Directors (the “Board”) of Achaogen, Inc. (the “Company”) and from all Board committee positions, effective March 20, 2015. The Company thanks Dr. Rocklage and Ms. Samuels for their substantial contributions to the Board.
Appointment of Directors
On March 11, 2015, the Board appointed Kent E. Lieginger, Pharm.D., and Alan B. Colowick, M.P.H., M.D., effective immediately, to serve as members of the Board. Dr. Lieginger was appointed as a Class III director, with an initial term expiring at the Company’s 2017 annual meeting of stockholders and Dr. Colowick was appointed as a Class I director, with an initial term expiring at the Company’s 2015 annual meeting of stockholders. To accommodate the appointment of the new directors, the Board also increased the size of the Board from eight directors to ten directors. Effective March 20, 2015, the Board appointed Dr. Lieginger as a member of the Nominating and Corporate Governance Committee of the Board and Dr. Colowick as a member of the Audit and Compensation Committees of the Board.
Dr. Lieginger and Dr. Colowick will receive cash and equity compensation as provided in the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Dr. Colowick and Dr. Lieginger were granted an option under the Company’s 2014 Equity Incentive Award Plan (the “2014 Plan”) to purchase 20,000 shares of the Company’s common stock with an exercise price of $10.44 per share, the closing price of the Company’s common stock on the date of appointment. The options vest and become exercisable as to 1/36th of the shares subject to the option each month following March 11, 2015, in each case, subject to Dr. Lieginger’s and Dr. Colowick’s continued service to the Company through each applicable vesting date. The Company expects to enter into the Company’s standard director indemnification agreement with each of Dr. Lieginger and Dr. Colowick. Dr. Lieginger and Dr. Colowick will also receive cash compensation in accordance with the Company’s Non-Employee Director Compensation Program.
Compensation of President and Chief Executive Officer
On March 11, 2015, upon recommendation of the compensation committee of the Board, the Board approved certain adjustments to compensation effective January 1, 2015 for Kenneth Hillan, M.B. Ch.B., the Company’s President and Chief Executive Officer, which include an increase in Dr. Hillan’s annual salary from $380,100 to $425,000 and an increase in Dr. Hillan’s annual target bonus from 35% to 50% of his base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 12, 2015

ACHAOGEN, INC.

By:	/s/ Derek A. Bertocci
Derek A. Bertocci
Senior Vice President and Chief Financial Officer